                                                                    EXHIBIT 3.2









                            AMENDED AND RESTATED

                                   BYLAWS

                                     OF

                   SECURITY ASSOCIATES INTERNATIONAL, INC.

                              TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
1. STOCKHOLDERS...........................................................  1
   1.1.  PLACE OF MEETINGS................................................  1
   1.2.  ANNUAL MEETINGS..................................................  1
   1.3.  SPECIAL MEETINGS.................................................  1
   1.4.  NOTICE OF MEETINGS...............................................  1
   1.5.  VOTING LIST......................................................  1
   1.6.  QUORUM...........................................................  2
   1.7.  ADJOURNMENTS.....................................................  2
   1.8.  VOTING AND PROXIES...............................................  2
   1.9.  ACTION AT MEETING................................................  2
   1.10. ACTION WITHOUT MEETING...........................................  2
2. DIRECTORS..............................................................  3
   2.1.  GENERAL POWERS...................................................  3
   2.2.  NUMBER; ELECTION AND QUALIFICATION...............................  3
   2.3.  ENLARGEMENT OF THE BOARD.........................................  3
   2.4.  TENURE...........................................................  3
   2.5.  VACANCIES........................................................  3
   2.6.  RESIGNATION......................................................  3
   2.7.  REGULAR MEETINGS.................................................  3
   2.8.  SPECIAL MEETINGS.................................................  4
   2.9.  NOTICE OF SPECIAL MEETINGS.......................................  4
   2.10. MEETINGS BY TELEPHONE CONFERENCE CALLS...........................  4
   2.11. QUORUM...........................................................  4
   2.12. ACTION AT MEETING................................................  4
   2.13. ACTION BY CONSENT................................................  4
   2.14. REMOVAL..........................................................  4
   2.15. COMMITTEES.......................................................  5
   2.16. COMPENSATION OF DIRECTORS........................................  5
3. OFFICERS...............................................................  6
   3.1.  GENERAL..........................................................  6
   3.2.  ELECTION.........................................................  6
   3.3.  QUALIFICATION....................................................  6
   3.4.  TENURE...........................................................  6
   3.5.  RESIGNATION AND REMOVAL..........................................  6
   3.6.  VACANCIES........................................................  6
   3.7.  CHAIRMAN OF THE BOARD AND VICE CHAIRMAN OF THE BOARD.............  7
   3.8.  PRESIDENT........................................................  7
   3.9.  VICE PRESIDENTS..................................................  7
   3.10. SECRETARY AND ASSISTANT SECRETARIES..............................  7
   3.11. TREASURER AND ASSISTANT TREASURERS...............................  8
   3.12. SALARIES.........................................................  8
4. CAPITAL STOCK..........................................................  8
   4.1.  ISSUANCE OF STOCK................................................  8
   4.2.  CERTIFICATES OF STOCK............................................  8
   4.3.  TRANSFERS........................................................  9
   4.4.  LOST, STOLEN OR DESTROYED CERTIFICATES...........................  9
   4.5.  RECORD DATE......................................................  9
5. INDEMNIFICATION OF OFFICERS AND DIRECTORS ............................. 10
   5.1.  ACTIONS AGAINST A PERSON......................................... 10



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

   5.2.  ACTIONS BY OR IN THE RIGHT OF THE CORPORATION.................... 10
   5.3.  INDEMNIFICATION IN EVENT OF SUCCESSFUL DEFENSE................... 11
   5.4.  BOARD OF DIRECTORS' APPROVAL..................................... 11
   5.5.  ADVANCE INDEMNITY PAYMENTS....................................... 11
   5.6.  NON-EXCLUSIVITY.................................................. 11
   5.7.  INDEMNITY INSURANCE.............................................. 11
   5.8.  CONSOLIDATION.................................................... 11
6. GENERAL PROVISIONS..................................................... 12
   6.1.  FISCAL YEAR...................................................... 12
   6.2.  CORPORATE SEAL................................................... 12
   6.3.  WRITTEN NOTICE OF MEETINGS....................................... 12
   6.4.  WAIVER OF NOTICE................................................. 12
   6.5.  VOTING OF SECURITIES............................................. 13
   6.6.  EVIDENCE OF AUTHORITY............................................ 13
   6.7.  CERTIFICATE OF INCORPORATION..................................... 13
   6.8.  TRANSACTIONS WITH INTERESTED PARTIES............................. 13
   6.9.  SEVERABILITY..................................................... 14
   6.10. PRONOUNS......................................................... 14
7. AMENDMENTS............................................................. 14
   7.1.  BY THE BOARD OF DIRECTORS........................................ 14
   7.2.  BY THE STOCKHOLDERS.............................................. 14



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                            Amended and Restated
                                   Bylaws

                   Security Associates International, Inc.


                                   ARTICLE
                                      1

                                Stockholders
                                ------------

     1.1 Place of Meetings. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the board of directors or the president or, if not so designated, at the registered office of the corporation.

     1.2 Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting, shall be held on the second Tuesday of the third month after the end of the Corporation's fiscal year, at a time fixed by the board of directors or the president. If this date shall fall upon a legal holiday, then such meeting shall be held on the next succeeding business day at the same hour. If no annual meeting is held in accordance with the foregoing provisions, the board of directors shall cause the meeting to be held as soon thereafter as convenient or a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these Bylaws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

     1.3 Special Meetings. Special meetings of stockholders may be called at any time by the chairman of the board of directors, by the board of directors or by the holders of not less than one-fourth (1/4) of all the shares entitled to vote at the meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

     1.4 Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.

     1.5 Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

     1.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding are entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

     1.7 Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholders is present, by any officer entitled to preside at or to act as secretary of such meeting. If the adjournment is for more than 30 days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transaction any business which might have been transacted at the original meeting.

     1.8 Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent and delivered to the secretary of the Corporation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. No proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

     1.9 Action at Meeting. When a quorum is present at any meeting, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the Certificate of Incorporation or these Bylaws. Any election by stockholders shall be determined by a plurality of the votes case by the stockholders entitled to vote at the election.

     1.10 Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders which have not consented in writing.


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                                   ARTICLE
                                      2

                                  Directors
                                  ---------

     2.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a board of directors, who may exercise of all other powers of the Corporation except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. In the event of a vacancy on the board of directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full board of directors until the vacancy is filled.

     2.2 Number; Election and Qualification. The number of directors of the Corporation shall not be less than three (3) nor more than seven (7) as determined by resolution of the Board of Directors from time to time. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote in such election. Directors need not be stockholders of the corporation.

     2.3 Enlargement of the Board. The number of directors may be increased at any time and from time to time by the stockholders or by a majority of the directors then in office.

     2.4 Tenure. Each director shall hold office until the next annual meeting and until such time as his successor is elected and qualified, or until his earlier death, resignation or removal.

     2.5 Vacancies. Unless and until filled by the stockholders, any vacancy in the board of directors, however occurring, including a vacancy resulting from an increase in the number of directors, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

     2.6 Resignation. Any director may resign by delivering his written resignation to the Corporation at its principal office or to the secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     2.7 Regular Meetings. Regular meetings of the board of directors may beheld without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the board of directors, provided that any director who is absent from such a determination is made shall be given notice of the determination. A regular meeting

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of the board of directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

     2.8 Special Meetings. Special meetings of the board of directors may be held at any time and place, within or without the State of Delaware, designated in a call by the chairman of the Board, president or two or more directors, or by one director in the event that there is only a single director in office.

     2.9 Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the secretary or one of the directors call the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least 48 hours in advance of the meeting, (ii) by sending a telegram or telex, or delivering written notice by hand to his last known business or home address at least 48 hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the board of directors need not specify the purpose of the meeting.

     2.10 Meetings by Telephone Conference Calls. Directors or any members of any committee designated by the directors may participate in a meeting of the board of directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

     2.11 Quorum. A majority of the whole board of directors shall constitute a quorum at all meetings of the board of directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified;
provided, however, that in no case shall less than one-third (1/3) of the whole board of directors constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

     2.12 Action at Meeting. At any meeting of the board of directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these Bylaws.

     2.13 Action by Consent. Any action required or permitted to be taken at any meeting of the board of directors or of any committee of the board of directors may be taken without a meeting, if all members of the board of directors or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the board of directors or committee.

     2.14 Removal. Any one or more or all of the directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that (i) the directors elected by the holders of a particular class or series of stock may be removed without cause only by vote of the holders of a majority of the outstanding shares of such class or series and (ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.


     2.15 Committees. The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have any may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in subsection (a) of Section 151 of the General Corporation Law of the State of Delaware, fix the designations and any of the preferences of rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock holder the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation' property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending Bylaws of the Corporation; and, unless the resolution, Bylaws or Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger. Each such committee shall keep minutes and make such reports as the board of directors may from time to time request. Except as the board of directors may otherwise determine, any committee may make rules fro the conduct of its business, but any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the board of directors.

     2.16 Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the board of directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

                                   ARTICLE
                                      3

                                  Officers
                                  --------

     3.1 General. The officers of the Corporation shall consist of a chairman of the board, a president, a secretary, a treasurer and such other officers with such other titles as the board of directors may determine, including a vice chairman of the board, and one or more vice presidents, assistant treasurers, and assistant secretaries. The board of directors may appoint such other officers with such other powers and duties as it may deem appropriate.

     3.2 Election. The chairman of the board, president, treasurer and secretary shall be elected annually by the board of directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the board of directors at such meeting or at any other meeting.

     3.3 Qualification. No officer need by a stockholder. Any two or more offices may be held by the same person.

     3.4 Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

     3.5 Resignation and Removal. Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the president or secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.

     Except as the board of directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

     3.6 Vacancies. The board of directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of president, treasurer and secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

     3.7 Chairman of the Board and Vice Chairman of the Board. The chairman of the board of directors shall perform such duties and possess such powers as are assigned to him from time to time by the board of directors. Unless otherwise provided by the board of directors, the chairman of the board of directors shall preside at all meetings of the stockholders and the board of directors. The board of directors may appoint a vice chairman of the board of directors who may, in the absence or disability of the chairman, perform the duties and exercise the powers of the chairman and perform such other duties and possess such other powers as from time to time are authorized by the board of directors.

     3.8 President. The president shall be the chief executive officer of the Corporation, shall have charge and supervision of the business operations of the Corporation, and shall have full authority to take all lawful actions necessary to implement corporate and business policy established by the board of directors. Unless the board of directors shall otherwise direct, all executive officers of the Corporation shall report, directly or through their immediate superior officers, to the president. The president shall perform such other duties and shall have such other powers as the board of directors may from time to time prescribe and shall be subject at all times to the authority of the board of directors in the performance of his duties.

     3.9 Vice Presidents. The vice president shall perform such duties and shall have such powers as the board of directors, chairman of the board of directors or the present may from time to time prescribe. The vice president shall discharge the duties of the present when the president, for any reason, cannot discharge the duties of his office. He shall have such other powers and perform such other duties as shall be prescribed by the directors.

     Any assistant vice presidents shall perform such duties and possess such powers as the board of directors, the chairman of the board of directors, the present or the vice president may from time to time prescribe.

     3.10 Secretary and Assistant Secretaries. The secretary shall perform such duties and shall have such powers as the board of directors, chairman of the board of directors or the present may from time to time prescribe. In addition, the secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation, the duty and power to giving notices of all meetings of stockholders and special meetings of the board of directors, to attend all meetings of stockholders and the board of directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal, if any, and to affix and attest to the same on documents.

     Any assistant secretary shall perform such duties and possess such powers as the board of directors, the chairman of the board of directors, the president or the secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the secretary, the assistant secretary (or if there be more than one, the assigned secretaries in the order determined by the board of directors) shall perform the duties and exercise the powers of the secretary.

     In the absence of the secretary or any assistant secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

     3.11 Treasurer and Assistant Treasurers. The treasurer shall perform such duties and shall have such powers as from time to time be assigned to him by the board of directors, the chairman of the board of directors or the president. In addition, the treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the board of directors, the chairman of the board of directors, the president or any vice president of the Corporation so authorized to act by specific authorization of the board of directors or chairman of the Directors, to make proper accounts of such funds, and to render, as required by the board of directors, chairman of the board of directors or president, statements of all such transactions and of the financial condition of the Corporation.

     The assistant treasurers shall perform such duties and possess such powers as the board of directors, the chairman of the board of directors, the president or the treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the treasurer, the assistant treasurer (or if there shall be more than one, the assistant treasurer (or if there shall be more than one, the assistant treasurers in the order determined by the board of directors) shall perform the duties and exercise the powers of the treasurer.

     3.12 Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the board of directors.


                                   ARTICLE
                                      4

                                Capital Stock
                                -------------

     4.1 Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the board of directors in such manner, for such consideration and on such terms as the board of directors may determine.

     4.2 Certificates of Stock. Every holder of stock of the Corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the board of directors, certifying the number and class of shares owned by him in the Corporation. Each such certificate shall be signed by, or in the name of the Corporation by the chairman or vice chairman, if any, of the board of directors, or the president or a vice president, and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile.

     Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the Bylaws, applicable securities laws or any agreement among any number of shareholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

     4.3 Transfers. Except as otherwise established by rules and regulations adopted by the board of directors, and subject to applicable laws, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof authority or the authenticity of signature as the Corporation or its transfer agent may reasonable require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

     4.4 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any previously issued certificate of stock in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the board of directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving such indemnity as the board of directors may require for the protection of the Corporation or any transfer agent or registrar.

     4.5 Record Date. The board of directors may fix in advance a date as record date for the determination of the stockholders entitled notice of or to vote at any meeting of stockholders or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 days prior to any other action to which such record date relates.

     If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of

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


business on the date on which the board of directors adopts the resolution relating to such purpose.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                                   ARTICLE
                                      5

                  Indemnification of Officers and Directors
                  -----------------------------------------

     5.1 Actions Against a Person. The Corporation shall indemnify any person who or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the (Corporation) by reason of the fact that he is or was a director or officer employee or agent, of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     5.2 Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     5.3 Indemnification in Event of Successful Defense. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 5.1 and 5.2 hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     5.4 Board Of Directors' Approval. Any indemnification under Sections 5.1 and 5.2 of these By-Laws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 5.1 and 5.2 hereof. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable but a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     5.5 Advance Indemnity Payments. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

     5.6 Non-Exclusivity. The indemnification and advancement of expenses provided by or granted pursuant to, Article SIXTH, Section 2(A) of the Corporation's Certificate of Incorporation, the Delaware General Corporation Law and this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under and By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     5.7 Indemnity Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer, of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not he is indemnified against such liability under the provisions of this Article.

     5.8 Consolidation. For the purposes of this Article, references to "the Corporation" include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was serving as a director, officer, employee or agent, of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     For the purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person.


                                   ARTICLE
                                      6

                             General Provisions
                             ------------------

     6.1 Fiscal Year. The fiscal year of the Corporation shall be determined by the board of directors.

     6.2 Corporate Seal. The corporate seal, if any, shall be in such form as shall be approved by the board of directors.

     6.3 Written Notice of Meetings. Whenever written notice is required to be given to any person pursuant to law, the Certificate of Incorporation or these Bylaws, it may be given to such person, either personally or by sending a copy thereof by first class mail, or by telegram, charges prepaid, to his address appearing on the books of the Corporation, or to his business or other address supplied by him to the Corporation for the purpose of notice. If the notice is sent by first class mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in case of a special meeting of the shareholders, the general nature of the business to be transacted.

     6.4 Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

     6.5 Voting of Securities. Except as the directors may otherwise designate, the president or treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other Corporation or organization, the securities of which may be held by this Corporation.

     6.6 Evidence of Authority. A certificate by the secretary, or an assistant secretary, or a temporary secretary, as to any action taken by the stockholders, directors, a committee or any officer of representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

     6.7 Certificate of Incorporation. All references in these Bylaws to the certificate of Incorporation shall be deemed to refer to the certificate of Incorporation of the Corporation, as amended and in effect from time to time.

     6.8 Transactions with Interested Parties. No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or violable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or a committee of the board of directors which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

     The material facts as to his relationship or interest as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorized the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

     The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitle to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

     The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board of directors, a committee of the board of directors, or the stockholders,

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

     6.9 Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

     6.10 Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.


                                   ARTICLE
                                      7

                                 Amendments
                                 ----------

     7.1 By the Board of Directors. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the board of directors at which a quorum is present.

     7.2 By the Stockholders. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alternation, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting.


     ADOPTED THIS 30th day of November, 1996
                  ____

                                                /s/ James S. Brannen
                                                ----------------------------
                                                President

ATTEST:

/s/ Stephen Rubin
-------------------------
Secretary


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